UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2022

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (203) 890-0557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $.0001 par value per share	REED	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment No. 1”) is being filed to amend the Current Report on Form 8-K (the “Initial Form 8-K”) filed by Reed’s, Inc., a Delaware corporation (“Reed’s”) with the Securities and Exchange Commission on March 21, 2022. The Initial Form 8-K reported the appointment of Leon M. Zaltzman to the Reed’s board of directors (the “Board”). At the time of the Initial Form 8-K, the Board had not made any determinations regarding committee assignments or board compensation for Mr. Zaltzman. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, Reed’s hereby amends the Initial Form 8-K to include information on the committee assignment and board compensation of Mr. Zaltzman that was previously omitted. Other than providing the additional information in Item 5.02 below, no other disclosure in the Initial Form 8-K is amended by this Amendment No. 1.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 30, 2022, the Board, upon recommendation from its governance committee, determined Leon M. Zaltzman will receive the standard Board compensation, consisting of an RSA grant and cash compensation for fiscal 2022, pro-rated for his term of service. Mr. Zaltzman’s pro-rated compensation for fiscal 2022 consists of an RSA grant of 60,258 shares, vesting in equal increments quarterly, and cash compensation in the amount of $37,500.

On July 6, 2022, Mr. Zaltzman was appointed to the operations committee of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: July 7, 2022	By:	/s/ Thomas J. Spisak
Thomas J. Spisak,
Chief Financial Officer